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                                                                     Exhibit 1.1

                           GLOBAL MARKETS ACCESS LTD.

                             (a Bermuda corporation)

                            17,000,000 Common Shares

                           (Par Value $1.00 Per Share)

                             U.S. PURCHASE AGREEMENT

                                                                  March __, 1999

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Prudential Securities Incorporated
  as Joint Lead Managers and Joint Bookrunners
Bear, Stearns & Co. Inc.
ING Baring Furman Selz LLC
Salomon Smith Barney Inc.
Warburg Dillon Read LLC
  as U.S. Representatives of the several U.S. Underwriters
c/o   Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated

North Tower
World Financial Center
250 Vesey Street
New York, NY  10281-1209

Ladies and Gentlemen:

            Global Markets Access Ltd., a Bermuda corporation (the "Company"), confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Prudential Securities Incorporated, as Joint Lead Managers and Joint Bookrunners, and each of the other U.S. Underwriters named in Schedule A hereto (collectively, the "U.S. Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, Prudential Securities Incorporated, Bear, Stearns & Co. Inc., ING Baring Furman Selz LLC, Salomon Smith Barney Inc. and Warburg Dillon Read LLC are acting as representatives (in such capacity, the "U.S. Representatives"), with respect to the issue and sale by the Company and the purchase by the

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U.S. Underwriters, acting severally and not jointly, of the respective numbers of Common Shares, par value $1.00 per share, of the Company (the "Common Shares") set forth in said Schedule A, and with respect to the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 2,550,000 additional Common Shares to cover over-allotments, if any. The aforesaid 17,000,000 Common Shares (the "Firm U.S. Securities") to be purchased by the U.S. Underwriters and all or any part of the 2,550,000 Common Shares subject to the option described in Section 2(b) hereof (the "U.S. Option Securities") are hereinafter called, collectively, the "U.S. Securities".

            It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "International Underwriting Agreement") providing for the offering by the Company of an aggregate of 3,000,000 Common Shares (the "Firm International Securities") through arrangements with certain underwriters outside the United States and Canada (the "International Managers") for which Merrill Lynch International, Prudential-Bache Securities (U.K.) Inc., Bear, Stearns International Limited, Baring Brothers Limited, as agent for ING Bank N.V., Salomon Brothers International Limited and UBS AG, acting through its division Warburg Dillon Read, are acting as lead managers (the "Lead Managers") and the grant by the Company to the International Managers, acting severally and not jointly, of an option to purchase all or any part of the International Managers' pro rata portion of up to 450,000 additional Common Shares solely to cover over-allotments, if any (the "International Option Securities" and, collectively with the U.S. Option Securities, the "Option Securities"). The Firm International Securities and the International Option Securities are collectively referred to herein as the "International Securities". It is understood that the Company is not obligated to sell and the U.S. Underwriters are not obligated to purchase, any Firm U.S. Securities unless all of the Firm International Securities are contemporaneously purchased by the International Managers.

            The U.S. Underwriters and the International Managers are collectively referred to herein as the "Underwriters", the Firm U.S. Securities and the Firm International Securities are collectively referred to herein as the "Firm Securities", and the U.S. Securities and the International Securities are collectively referred to herein as the "Securities".

            The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch and Prudential Securities Incorporated (in such capacity, the "Global Coordinators").

            The Company understands that the U.S. Underwriters propose to make a public offering of the U.S. Securities as soon as the U.S. Representatives deem advisable after this Agreement has been executed and delivered.

            It is understood that the Company has agreed, immediately prior to the issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement and the International Underwriting Agreement, to issue and sell directly to The PMI


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Group, Inc., High Ridge Capital Partners Limited Partnership, Rolaco Holding
S.A., Third Avenue Value Fund and Third Avenue Small-Cap Value Fund (collectively, the "Strategic Investors") an aggregate of 3,900,706 Common Shares (the "Strategic Securities") and Class B Warrants to purchase an aggregate of 550,000 Common Shares (the "Class B Warrants") and to certain individuals affiliated with Inter-Atlantic Capital Partners, Inc. (the "Sponsor-Affiliated Purchasers", and collectively with the Strategic Investors, the "Private Investors") an aggregate of 90,000 Common Shares (the "Sponsor-Affiliated Securities", and collectively with the Strategic Securities and the Class B Warrants, the "Private Securities") and to offer directly to certain of its directors and officers (the "Affiliated Purchasers") an aggregate of 305,500 Common Shares (the "Affiliated Securities", and collectively with the Private Securities, the "Direct Securities") as described in the Prospectuses (as hereinafter defined) or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses (as hereinafter defined), under the caption "Direct Sales".

            Two forms of prospectus are to be used in connection with the offering and sale of the Securities through the Underwriters: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting". A third form of prospectus is to be used in connection with the offering and sale of the Affiliated Securities (the "Form of Direct Sales Prospectus"). The Form of Direct Sales Prospectus is identical to the Form of U.S. Prospectus, except for the front cover and back cover pages and except that the section under the caption "Underwriting" in the Form of U.S. Prospectus is replaced by a section under the caption "Plan of Distribution" in the Form of Direct Sales Prospectus. As used in this Agreement, the term "Original Registration Statement" means the registration statement initially filed relating to the Securities and the Affiliated Securities, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom at the time it became effective but deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A under the Securities Act of 1933, as amended (the "Act"), (the "Rule 430A Information") or
(b) pursuant to paragraph (d) of Rule 434 under the Act (the "Rule 434 Information") and included in the Prospectuses; the term "Rule 462(b) Registration Statement" means any registration statement filed with the Securities and Exchange Commission (the "Commission") pursuant to Rule 462(b) under the Act (including the Registration Statement and any preliminary prospectus or Prospectus incorporated therein at the time such Registration Statement becomes effective); the term "Registration Statement" includes both the Original Registration Statement and any Rule 462(b) Registration Statement; the terms "U.S. Preliminary Prospectus", "International Preliminary Prospectus" and "Direct Sales Preliminary Prospectus" (collectively, the "Preliminary Prospectuses") mean, respectively, the Form of U.S. Prospectus, the Form of International Prospectus and the Form of Direct Sales Prospectus contained in Amendments No. 3 and No. 4 to the Original Registration Statement and used before such Registration Statement became effective, and any Form of U.S. Prospectus, Form of International Prospectus or Form of Direct Sales Prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the


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execution and delivery of this Agreement; the terms "U.S. Prospectus",
"International Prospectus" and "Direct Sales Prospectus" (collectively, the "Prospectuses") mean, respectively:

      (A) if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Securities that is first filed pursuant to Rule 424(b)(7) under the Act, together with the U.S. Preliminary Prospectus, the International Preliminary Prospectus and the Direct Sales Preliminary Prospectus identified therein that such Term Sheet supplements;

      (B) if the Company does not rely on Rule 434 under the Act, the Form of U.S. Prospectus, the Form of International Prospectus and the Form of Direct Sales Prospectus first filed with the Commission pursuant to Rule 424(b) under the Act; or

      (C) if the Company does not rely on Rule 434 under the Act and if no prospectus is required to be filed pursuant to Rule 424(b) under the Act, the Form of U.S. Prospectus, the Form of International Prospectus and the Form of Direct Sales Prospectus included in the Registration Statement;

and the term "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 under the Act. Any reference herein to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the U.S. Prospectus, the International Prospectus, the Direct Sales Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

            SECTION 1. Representations and Warranties by the Company. The Company represents and warrants to, and agrees with, each of the several U.S. Underwriters that:

            (a) A registration statement on Form S-1 (File No. 333-62785) with respect to the Securities, including the related Preliminary Prospectuses, has been filed by the Company with the Commission under the Act, and amendments to such registration statement have been so filed on October 30, 1998, December 23, 1998, March 1, 1999 and March 19, 1999. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, either (A) if the Company relies on Rule 434 under the Act, a Term Sheet relating to the Securities, that shall identify the Preliminary Prospectuses that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act or (B) if the Company does not rely on Rule 434 under the Act, prospectuses in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act, and in the case of either clause (i) (A) or (i) (B) of this sentence as have been provided to and approved by the Global Coordinators and counsel to the U.S. Underwriters prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment


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to such registration statement, including the respective forms of prospectus, a copy of which amendment has been furnished to and approved by the Global Coordinators and counsel to the U.S. Underwriters prior to the execution of this Agreement. The Company may also file a Rule 462(b) Registration Statement for the purpose of registering certain additional Securities, which registration shall be effective upon filing with the Commission.

            (b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus. When the Preliminary Prospectus was filed with the Commission it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, including the Rule 430A Information and Rule 434 Information, it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectuses or any Term Sheet that is a part thereof or any amendment or supplement to the Prospectuses are filed with the Commission pursuant to Rule 424(b) (or, if the Prospectuses or any Term Sheet that is a part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectuses was or is declared effective) and on the Firm Closing Date and any Option Closing Date (both as hereinafter defined), the Prospectuses, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (b) do not apply to statements or omissions made in the U.S. Preliminary Prospectus, the Registration Statement or any amendment thereto or the U.S. Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives specifically for use therein.

            Each U.S. Preliminary Prospectus, International Preliminary Prospectus, U.S. Prospectus and International Prospectus delivered to the Underwriters for use in connection with the offering of the Securities for sale to the public and each Direct Sales Preliminary Prospectus and Direct Sales Prospectus to be used in connection with the offering of the Affiliated Securities for sale to the Affiliated Purchasers was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.


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            (c) If the Company has elected to rely on Rule 462(b) and the Rule
462(b) Registration Statement has not been declared effective (i) the Company has filed a Rule 462(b) Registration Statement in compliance with and that is effective upon filing pursuant to Rule 462(b) and has received confirmation of its receipt and (ii) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 promulgated under the Act or the Commission has received payment of such filing fee.

            (d) The issuance, offering and sale of the Private Securities to the Private Investors and of the Company's Class A Warrants (the "Class A Warrants") to the holders thereof (the "Class A Warrant Holders") by the Company, and the issuance of the Common Shares issuable upon exercise of the Class A Warrants and the Class B Warrants, in the manner described in the Registration Statement and the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses, were, are and will be exempt from the registration and prospectus delivery requirements of the Act and any similar requirements under any applicable securities, blue sky or insurance laws of any applicable jurisdiction, subject to the accuracy of the representations made by the purchasers thereof. Neither the Company nor any "affiliate" of the Company within the meaning of Rule 501(b) under the Act or any person acting on behalf of the Company or any such affiliate, directly or indirectly, (i) has made or will make offers or sales of, or solicitations of offers to buy, the Private Securities or the Class A Warrants (or any securities of the same or similar respective classes) to any prospective purchaser under circumstances that would require registration of the Private Securities or the Class A Warrants under the Act or (ii) has engaged in any form of "general solicitation" or "general advertising" within the meaning of Rule 502(c) under the Act with respect to the Private Securities or the Class A Warrants.

            (e) Each of the Company, Global Markets Guaranty Ltd., a Bermuda corporation (the "Insurance Subsidiary"), and GMG Marketing Ltd., a Bermuda corporation (the "Marketing Subsidiary", and, together with the Insurance Subsidiary, the "Subsidiaries"), has been duly organized and is validly existing as a corporation in good standing under the laws of Bermuda and is duly qualified as a foreign corporation to transact business and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

            (f) The Company has no subsidiaries other than the Insurance Subsidiary and the Marketing Subsidiary.

            (g) Except as disclosed in the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses, each of the Company and its Subsidiaries has full corporate power to own or lease its properties and to conduct its business as described in the Registration Statement and the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses; and the Company has full corporate power to enter into

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this Agreement and the International Underwriting Agreement and to carry out all the terms and provisions hereof and thereof to be carried out by it.

            (h) Except as disclosed in the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses, the issued shares of capital stock of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

            (i) The Company has an authorized, issued and outstanding capitalization as set forth on a historical basis in the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses. All of the issued shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable. The Firm Securities and the Option Securities have been duly authorized and at the Firm Closing Date or the related Option Closing Date (as the case may be), after payment therefor in accordance herewith and with the International Underwriting Agreement, will be validly issued, fully paid and nonassessable. The Private Securities and the Affiliated Securities have been duly authorized and, after payment therefor in accordance with the separate securities purchase agreements entered or anticipated to be entered into by the Company with (i) each of the Private Investors or (ii) each of the Affiliated Purchasers (such securities purchase agreements, the "Direct Agreements"), will be validly issued, fully paid and nonassessable. No holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Securities or Direct Securities, and no holder of securities of the Company has any right which has not been fully exercised or waived to require the Company to register the offer or sale of any securities owned by such holder under the Act in the public offering contemplated by this Agreement.

            (j) The capital stock of the Company conforms to the description thereof contained in the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses.

            (k) Except as disclosed in the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses, there are no outstanding (A) securities or obligations of the Company or its Subsidiaries convertible into or exchangeable for any capital stock of the Company or its Subsidiaries, (B) warrants, rights or options to subscribe for or purchase from the Company or its Subsidiaries any such capital stock or any such convertible or exchangeable securities or obligations, or (C) obligations of the Company or its Subsidiaries to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

            (l) The consolidated financial statements of the Company and its Insurance Subsidiary included in the Registration Statement and the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses, fairly presents the financial position of the Company and its Insurance Subsidiary and the results of operations as of the dates and for


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the periods therein specified. Such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise noted therein). The unaudited pro forma consolidated balance sheet of the Company and its Insurance Subsidiary included in the Registration Statement and the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses, complies to the extent required in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such balance sheet.

            (m) KPMG Peat Marwick, who have certified the consolidated financial statements of the Company and its Insurance Subsidiary and delivered their report with respect to the audited consolidated financial statements included in the Registration Statement and the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses, are independent public accountants as required by the Act and the applicable rules and regulations thereunder.


            (n) The execution and delivery of this Agreement and the International Underwriting Agreement have been duly authorized by the Company and this Agreement and the International Underwriting Agreement have been duly executed and delivered by the Company, and are the valid and binding agreements of the Company, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to public policy or Federal or state securities law limitations on the indemnification and contribution provisions contained herein and therein and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).


            (o) No legal or governmental proceedings are pending to which the Company or its Subsidiaries are parties or to which the property of the Company or its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectuses and are not described therein, or if the Prospectuses are not in existence, in the most recent Preliminary Prospectuses, and, to the best of the Company's knowledge, no such proceedings have been threatened against the Company or its Subsidiaries or with respect to any of their respective properties, except as described in the Registration Statement or the Prospectuses, or if the Prospectuses are not in existence, the most recent Preliminary Prospectuses; and no contract or other document is required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement that is not described therein, or if the Prospectuses are not in existence, the most recent Preliminary Prospectuses, or filed as required.

            (p) The issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement and the International Underwriting Agreement and of the Direct Securities to the Private Investors and the Affiliated Purchasers by the Company pursuant to the Direct Agreements and the issuance of Common Shares issuable upon the exercise of the Class A Warrants and Class B Warrants, the compliance by the Company with the other provisions of this Agreement, the International Underwriting Agreement, the Direct Agreements


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and the Class A Warrants and Class B Warrants and the consummation of the other transactions herein and therein contemplated do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws and, if the Registration Statement filed with respect to the Securities (as amended) is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement and the International Underwriting Agreement) under the Act, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or its Subsidiaries are parties or by which the Company or its Subsidiaries or any of their respective properties are bound, or the Memorandum of Association or Bye-Laws of the Company or its Subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or its Subsidiaries, except that enforcement of rights to indemnity and contribution hereunder or thereunder may be limited by Federal or state securities laws or principles of public policy.

            (q) The Insurance Subsidiary has full corporate power to enter into each of the Quota Share Reinsurance Treaty dated as of November 25, 1998 and the respective Master Facultative Reinsurance Agreements each dated as of November 25, 1998 (collectively, the "Reinsurance Treaties") with ACA Financial Guaranty Corporation ("ACA") and to carry out all the terms and provisions thereof to be carried out by it; the execution and delivery of the Reinsurance Treaties have been duly authorized by the Insurance Subsidiary, and the Reinsurance Treaties have been duly executed and delivered by the Insurance Subsidiary and are the valid and binding agreements of the Insurance Subsidiary, enforceable against the Insurance Subsidiary in accordance with their terms, subject to any applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); the compliance by the Insurance Subsidiary with the provisions of the Reinsurance Treaties and the consummation of the transactions contemplated therein do not (i) require the Insurance Subsidiary to obtain the consent, approval, authorization, registration or qualification of or with any governmental authority, including without limitation, any insurance regulatory authority of Bermuda, Maryland or New York, except such as have been obtained, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their respective properties are bound, or the Memorandum of Association or Bye-Laws of the Company or its Subsidiaries, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or its Subsidiaries; the Reinsurance Treaties are in full force and effect, and the Insurance Subsidiary is not in violation of, or in default in the due performance, observance or fulfillment of, any obligation, agreement, term, covenant or condition contained in the Reinsurance Treaties; neither the Company nor either of its Subsidiaries has received any notice from ACA or any of its affiliates or otherwise has any knowledge that ACA intends not to perform its obligations under the Reinsurance Treaties or will be unable to perform such obligations.


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            (r) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses, neither the Company nor its Subsidiaries have sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, business prospects, net worth, or results of operations of the Company or its Subsidiaries, except in each case as described in or contemplated by the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses.

            (s) The Company has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company, except as contemplated by this Agreement and the International Underwriting Agreement and, in the case of clause (ii) hereof with respect to Inter-Atlantic Securities Corporation, as described in or contemplated by the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses.

            (t) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses, (1) the Company and its Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business which is required to be disclosed in the Prospectuses or the most recent Preliminary Prospectuses and is not so disclosed; (2) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and (3) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its Subsidiaries, except in each case as described in or contemplated by the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses.


            (u) The Company and its Subsidiaries have good and marketable title in fee simple to all items of real property and marketable title to all material personal property owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not materially and adversely affect the value of such property and do not interfere in any material respect with the use made or proposed to be made of such property by the Company or its Subsidiaries, and any real property and buildings held under lease by the Company or its Subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere in any material respect with the use made or proposed to be made of such property and buildings by the Company or its Subsidiaries, in each case except as described in or contemplated by the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses.

            (v) The Company's Subsidiaries are not currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as described in or contemplated by the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses.


            (w) The Company and its Subsidiaries will conduct their respective businesses in a manner that will not subject either of them to registration as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the transactions contemplated by this Agreement, the International Underwriting Agreement, the Direct Agreements, the Class A Warrants and the Class B Warrants will not cause the Company or either of its Subsidiaries to become an investment company or an entity controlled by an investment company subject to registration under the 1940 Act. The Insurance Subsidiary is a "foreign insurance company" within the meaning of Rule 3a-6 under the 1940 Act. The Company has filed Form F-N with the Commission, and such Form accurately sets forth all information required to be included therein and complies in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder.


            (x) Each certificate signed by any officer of the Company or its Subsidiaries and delivered to the Global Coordinators, the U.S. Representatives or counsel for the U.S. Underwriters shall be deemed to be a representation and warranty by the Company to each U.S. Underwriter as to the matters covered thereby.

            (y) The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (z) The Company has not distributed and, prior to the later of (i) the Firm Closing Date or the Option Closing Date and (ii) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement or any amendment thereto, any preliminary prospectus or the Prospectuses or any amendment or supplement thereto, or other materials, if any, permitted by the Act.

            (aa) Except as disclosed in the Prospectuses, or if the Prospectuses are not in existence, the most recent Preliminary Prospectuses, neither the Company nor its Subsidiaries are (i) in violation of its Memorandum of Association or Bye-Laws or other organizational documents, (ii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to it or any of its properties, except where any such violation or violations in the aggregate would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company and its Subsidiaries, taken as a whole, (iii) in violation of any judgment, injunction, order or decree of any court, governmental agency or body (including, without limitation, any insurance regulatory agency or body) or arbitrator having jurisdiction over it, except where any such violation or violations in the aggregate would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company and its Subsidiaries, taken as a whole. No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or its Subsidiaries are parties or by which the Company or its Subsidiaries or any of their respective properties is bound, except where any such default or event or defaults or events in the aggregate would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company and its Subsidiaries, taken as a whole.

            (bb) The forms of certificate for the Securities conform to the requirements of The Companies Act 1981 of Bermuda, and the Securities have been approved for quotation on the Nasdaq Stock Market's National Market (the "Nasdaq National Market"), subject to official notice of issuance.

            (cc) No currency exchange control laws or withholding taxes of Bermuda or elsewhere apply to the payment of dividends (i) on the Securities by the Company or (ii) by the Subsidiaries to the Company, except in each case as described in or contemplated by the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses.

            (dd) The Insurance Subsidiary has been duly registered by the Bermuda Minister of Finance as a Class 3 insurer under the Insurance Act 1978 of Bermuda (the "Insurance Act") and is in compliance with the requirements of the Insurance Act and any applicable rules and regulations thereunder and has filed all statutory financial returns, reports, documents and other information required to be filed thereunder, except where the failure to comply or to file would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth, or results of operations of the Company and its Subsidiaries, taken as a whole. The Company is a holding company and is not subject to Bermuda insurance regulations. The Company and its Subsidiaries are in compliance with all other insurance laws and regulations of the jurisdictions that apply to them, including laws that relate to companies that control insurance companies, except where the failure to comply would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth, or results of operations of the Company and its Subsidiaries, taken as a whole. Neither the Company nor either of its Subsidiaries has received any notification from any insurance authority, commission or other insurance regulatory body in Bermuda or elsewhere to the effect that the Insurance Subsidiary is not in compliance with any insurance law or regulation.

            (ee) Each of the Company and its Subsidiaries possesses all certificates, authorizations and permits issued by the appropriate Bermuda, U.S. federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor the Subsidiaries have received any notice of proceedings relating to the revocation, modification or nonrenewal of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company and the Subsidiaries, taken as a whole, except as described in or contemplated by the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses.

            (ff) Neither the Company nor either of its Subsidiaries is required to be licensed or admitted as an insurer or an insurance holding company, as applicable, in, or to otherwise comply with the insurance laws and regulations of, any jurisdiction other than Bermuda in order to conduct their respective businesses as described in the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses.

            (gg) No relationship, direct or indirect, exists between or among the Company or its Subsidiaries on the one hand, and the directors, officers, promoters, affiliates or shareholders of the Company or its Subsidiaries on the other hand, that is required to be described in the Registration Statement or the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses, which is not so described.

            (hh) None of the Underwriters or any purchaser from the Underwriters of the Securities (other than purchasers resident in Bermuda for Bermuda exchange control purposes) will be subject to any stamp duty, excise or similar tax imposed in Bermuda solely as a consequence of the offering, sale or purchase of the Securities.

            (ii) To the knowledge of the Company and its Subsidiaries, no change in any insurance law or regulation is pending that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business prospects, net worth or results of operations of the Company and its Subsidiaries, taken as a whole, except as described in or contemplated by the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses.

            (jj) Each of the Company and its Subsidiaries has received from the Bermuda Minister of Finance an assurance under The Exempted Undertakings Tax Protection Act 1966 of Bermuda to the effect set forth in the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses, under the caption "Certain Tax Considerations--Taxation of GMA, the Operating Company and the Marketing Company--Bermuda."

            (kk) The Company has duly and irrevocably appointed CT Corporation System, 1633 Broadway, New York, New York, as its agent to receive service of process with respect to actions arising out of or in connection with violations of United States federal securities laws relating to offers and sales of the Securities.

            (ll) The Bermuda Monetary Authority has designated the Company and its Subsidiaries as nonresident for exchange control purposes and has granted permission for the issue and transfer of the Securities. The Company and its Subsidiaries are "exempted companies" under Bermuda law and have not (i) acquired and do not hold any land in Bermuda, other than that required for their business and held by way of lease or tenancy for terms of not more than 21 years, without the express authorization of the Bermuda legislature, (ii) taken mortgages on land in Bermuda to secure an amount in excess of $50,000 without the consent of the Bermuda Minister of Finance, (iii) acquired any bonds or debentures secured by any land in Bermuda (other than certain types of Bermuda government securities), or (iv) conducted their businesses in a manner that is prohibited for "exempted companies" under Bermuda law. Neither the Company nor its Subsidiaries have received notification from the Bermuda Monetary Authority or any other Bermuda governmental authority of proceedings relating to the modification or revocation of its designation as nonresident for exchange control purposes, its permission to issue and transfer the Securities, or its status as an "exempted company".

            SECTION 2. Sale and Delivery to U.S. Underwriters; Closing. (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the U.S. Underwriters, and each of the U.S. Underwriters, severally and not jointly, agrees to purchase from the Company, at a purchase price of $____ per share, the number of Firm U.S. Securities set forth opposite the name of such U.S. Underwriter in Schedule A hereto. One or more certificates in definitive form for the Firm U.S. Securities that the several U.S. Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the U.S. Representatives request upon written notice to the Company at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Company to the U.S. Representatives for the respective accounts of the U.S. Underwriters, against payment by or on behalf of the U.S. Underwriters of the purchase price therefor by wire transfer in same-day funds (the "Wired Funds") to the account of the Company. Such delivery of and payment for the Firm U.S. Securities shall be made at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York, at 9:00 A.M., New York time, on March __, 1999, or at such other place, time or date as the Global Coordinators and the Company may agree upon or as the U.S. Representatives may determine pursuant to
Section 10 hereof, such time and date of delivery against payment being herein referred to as the "Firm Closing Date". The Company will make such certificate or certificates for the Firm U.S. Securities available for checking and packaging by the U.S. Representatives at the offices in New York, New York of the Company's transfer agent or registrar or of Merrill Lynch at least 24 hours prior to the Firm Closing Date.

            (b) For the purpose solely of covering any over-allotments in connection with the distribution and sale of the Firm U.S. Securities as contemplated by the U.S. Prospectus, the Company hereby grants to the several U.S. Underwriters an option to purchase, severally and not jointly, the U.S. Option Securities. The purchase price to be paid for any U.S. Option Securities shall be the same price per share as the price per share for the Firm U.S. Securities set forth above in paragraph (a) of this Section 2. The option granted hereby may be exercised as to all or any part of the U.S. Option Securities from time to time within thirty (30) days after the date of the U.S. Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading). The U.S. Underwriters shall not be under any obligation to purchase any of the U.S. Option Securities prior to the exercise of such option. The Global Coordinators may from time to time exercise the option granted hereby by giving notice in writing or by telephone (confirmed in writing) to the Company setting forth the aggregate number of U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option and the date and time for delivery of and payment for such U.S. Option Securities. Any such date of delivery shall be determined by the Global Coordinators but shall not be earlier than two business days or later than five business days after such exercise of the option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time or such other date as the Global Coordinators and the Company may agree upon or as the U.S. Representatives may determine pursuant to Section 10 hereof, is herein called the "Option Closing Date" with respect to such U.S. Option Securities. Subject to the terms and conditions herein set forth, upon exercise of the option as provided herein, the Company shall become obligated to sell to each of the several U.S. Underwriters, and each of the U.S. Underwriters, severally and not jointly, shall become obligated to purchase from the Company, the same percentage of the total number of the U.S. Option Securities as to which the several U.S. Underwriters are then exercising the option as such U.S. Underwriter is obligated to purchase of the aggregate number of Firm U.S. Securities, as adjusted by the Global Coordinators in such manner as deemed advisable to avoid fractional shares. If the option is exercised as to all or any portion of the U.S. Option Securities, one or more certificates in definitive form for such U.S. Option Securities, and payment therefor, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in paragraph (a) of this Section 2, except that reference therein to the Firm U.S. Securities and the Firm Closing Date shall be deemed, for purposes of this paragraph (b), to refer to such U.S. Option Securities and Option Closing Date, respectively.

            (c) The Company hereby acknowledges that the wire transfer by or on behalf of the U.S. Underwriters of the purchase price for any of the U.S. Securities does not constitute closing of a purchase and sale of the U.S. Securities. Only execution and delivery of a receipt for the U.S. Securities by the U.S. Underwriters indicates completion of the closing of a purchase of the U.S. Securities from the Company. Furthermore, in the event that the U.S. Underwriters wire funds to the Company prior to the completion of the closing of a purchase of the U.S. Securities, the Company hereby acknowledges that until the U.S. Underwriters execute and deliver a receipt for the U.S. Securities, by facsimile or otherwise, the Company will not be entitled to the Wired Funds and shall return the Wired Funds to the U.S. Underwriters as soon as practicable (by wire transfer of same-day funds) upon demand. In the event that the closing of a purchase of the U.S. Securities is not completed and the Wired Funds are not returned by the Company to the U.S. Underwriters on the same day the Wired Funds were received by the Company, the Company agrees to pay to the U.S. Underwriters in respect of each day the Wired Funds are not returned by it, in same-day funds, interest on the amount of such Wired Funds in an amount representing the U.S. Underwriters' cost of financing as reasonably determined by Merrill Lynch.

            (d) It is understood that each U.S. Underwriter has authorized the U.S. Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm U.S. Securities and the U.S. Option Securities, if any, which it has agreed to purchase. No such payment shall relieve such U.S. Underwriter or U.S. Underwriters from any of its or their obligations hereunder.

            SECTION 3. Covenants of the Company. The Company covenants and agrees with each of the U.S. Underwriters that:

            (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the time of execution of this Agreement and the International Underwriting Agreement, and any amendments thereto to become effective as promptly as possible. If required, the Company will file the Prospectuses or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act. During any time when a prospectus relating to the Securities is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the Act and the rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions of this Agreement and the International Underwriting Agreement and of the Prospectuses, as then amended or supplemented, and (ii) will not file with the Commission the Prospectuses, Term Sheet or the amendment referred to in the second sentence of Section 1(a) hereof, any amendment or supplement to such Prospectuses, Term Sheet or any amendment to the Registration Statement or any Rule 462(b) Registration Statement of which the Global Coordinators previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Global Coordinators or counsel for the U.S. Underwriters shall not have given their consent (which consent will not be unreasonably withheld or delayed). The Company will prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon the reasonable request by the Global Coordinators or counsel for the U.S. Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectuses that may be necessary or advisable in connection with the distribution of the Securities by the several Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise the Global Coordinators, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectuses or any amendment or supplement thereto has been filed and will provide evidence satisfactory to the Global Coordinators of each such filing or effectiveness.

            (b) The Company will advise the Global Coordinators, promptly after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Original Registration Statement or any Rule 462(b) Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectuses or any amendment or supplement thereto, (ii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose or (iv) any request made by the Commission for amending the Original Registration Statement or any Rule 462(b) Registration Statement, for amending or supplementing the Prospectuses or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

            (c) The Company will arrange for the qualification of the Securities for offering and sale under the insurance and securities or blue sky laws of such jurisdictions as the Global Coordinators may designate and will continue such qualifications in effect for as long as may be necessary to complete the distribution of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

            (d) If, at any time prior to the later of (i) the final date when a prospectus relating to the Securities is required to be delivered under the Act or (ii) the Option Closing Date, any event occurs as a result of which the Prospectuses, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectuses to comply with the Act or the rules or regulations of the Commission thereunder, the Company will promptly notify the Global Coordinators thereof and, subject to Section 3(a) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectuses that corrects such statement or omission or effects such compliance.

            (e) The Company will, without charge, provide (i) to the U.S. Representatives and to counsel for the U.S. Underwriters a signed copy of the registration statement originally filed with respect to the Securities and each amendment thereto (in each case including exhibits thereto) (ii) to each other U.S. Underwriter, a conformed copy of such registration statement or any Rule 462(b) Registration Statement and each amendment thereto (in each case without exhibits thereto) and (iii) so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectuses or any amendment or supplement thereto as the U.S. Representatives may reasonably request; without limiting the application of clause (iii) of this sentence, the Company, not later than (A)

6:00 P.M., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 10:00 A.M., New York City time, on such date or (B) 2:00 P.M., New York City time, on the business day following the date of determination of the public offering price, if such determination occurred after 10:00 A.M., New York City time, on such date, will deliver to the U.S. Underwriters, without charge, as many copies of the Prospectuses and any amendment or supplement thereto as the U.S. Representatives may reasonably request for purposes of confirming orders that are expected to settle on the Firm Closing Date. The copies of the Registration Statement and each amendment thereto and the U.S. Preliminary Prospectuses, U.S. Prospectuses and any amendments or supplements thereto furnished to the U.S. Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (f) The Company, as soon as practicable, will make generally available to its securityholders and to the U.S. Representatives a consolidated earnings statement of the Company and its subsidiaries that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder.

            (g) The Company will apply the net proceeds from the sale of the Securities as set forth under the caption "Use of Proceeds" in the Prospectuses. The Company and the Subsidiaries will comply with their respective operating, investment and underwriting guidelines, as each are in effect from time to time.

            (h) The Company will not, directly or indirectly, without the prior written consent of Merrill Lynch and Prudential Securities Incorporated, on behalf of the U.S. Underwriters, offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer to sell, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company for a period of one year after the date hereof, except (i) pursuant to this Agreement and the International Underwriting Agreement, (ii) pursuant to the Direct Agreements and
(iii) the issuance of options pursuant to the Global Markets Access Ltd. Initial Stock Option Plan as may be amended from time to time, which options shall not be exercisable until one year after the date hereof, except as otherwise provided in such plan as of the date hereof upon the occurrence of certain events. The Company will not accelerate the exercisability of the registration rights granted to the Strategic Investors, the Class A Warrant Holders and the Class B Warrant Holders and will not file any registration statement on Form S-8 with respect to, or otherwise register for resale with the Commission, the Private Securities or the Common Shares underlying any options or warrants, including, without limitation, the Class A Warrants or the Class B Warrants, issued by the Company for a period of one year from the date hereof, in each case, without the prior written consent of Merrill Lynch and Prudential Securities Incorporated on behalf of the U.S. Underwriters.

            (i) The Company will not, directly or indirectly, (i) take any action designed to cause or to result in, or which would reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii) (A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company, except as contemplated by this Agreement and the International Underwriting Agreement and, in the case of clause (ii) hereof with respect to Inter-Atlantic Securities Corporation, as described in or contemplated by the Prospectuses or, if the Prospectuses are not in existence, the most recent Preliminary Prospectuses.

            (j) The Company will obtain the agreements described in Section 5(h) and Section 5(i) hereof prior to the Firm Closing Date.

            (k) If at any time during the 25-day period after the Registration Statement becomes effective or the period prior to the Option Closing Date, any rumor, publication or event relating to or affecting the Company or its Subsidiaries shall occur as a result of which in your reasonable opinion the market price of the Common Shares has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectuses), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, responding to or commenting on such rumor, publication or event.

            (l) If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 promulgated under the Act by the earlier of (i) 10:00 P.M., Eastern time, on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

            (m) The Company will cause the Securities to be duly included for quotation on the Nasdaq National Market subject to official notice of issuance prior to the Firm Closing Date. The Company will use its best efforts to ensure that the Securities remain included for quotation on the Nasdaq National Market or listed on a nationally recognized stock exchange for at least the first two fiscal years following the Firm Closing Date.

            SECTION 4. Payment of Expenses. The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 9 hereof, including all costs and expenses incident to (i) the printing or other production of documents with respect to the transactions, including any costs of printing the registration statement originally filed with respect to the Securities and any amendment thereto, any Rule 462(b) Registration Statement, any preliminary prospectus and the Prospectuses and any amendment or supplement thereto, this Agreement and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Securities, including transfer agent's and registrar's fees and any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and the International Managers, (v) the qualification of the Securities under state or foreign insurance or securities and blue sky laws, including filing fees and reasonable fees and disbursements of counsel for the Underwriters relating thereto, (vi) the filing fees of the Commission and the National Association of Securities Dealers, Inc. (the "NASD") relating to the Securities, (vii) any quotation of the Securities on the Nasdaq National Market, (viii) any meetings with prospective investors in the Securities (other than as shall have been specifically approved by the Global Coordinators to be paid for by the Underwriters) and (ix) advertising relating to the offering of the Securities (other than as shall have been specifically approved by the Global Coordinators to be paid for by the Underwriters). If the sale of the U.S. Securities provided for herein is not consummated because any condition to the obligations of the U.S. Underwriters set forth in Section 5 hereof is not satisfied, because this Agreement is terminated pursuant to Section 9 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the U.S. Underwriters, the Company will reimburse the U.S. Underwriters severally upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the U.S. Securities. The Company shall not in any event be liable to any of the U.S. Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

            SECTION 5. Conditions of the U.S. Underwriters' Obligations. The obligations of the several U.S. Underwriters to purchase and pay for the Firm U.S. Securities shall be subject, in the U.S. Representatives' sole discretion, to the accuracy of the representations and warranties of the Company contained herein as of the date hereof and as of the Firm Closing Date, as if made on and as of the Firm Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its covenants and agreements hereunder and to the following additional conditions:

            (a) If the Original Registration Statement, as amended through the Firm Closing Date, has not been declared effective as of the time of execution hereof, the Registration Statement, as amended, and, if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement, shall have been declared effective not later than the earlier of (i) 11:00 A.M., New York time, on the date on which the amendment to the registration statement originally filed with respect to the Securities or to the Rule 462(b) Registration Statement, as the case may be, containing information regarding the initial public offering price of the Securities has been filed with the Commission and (ii) the time confirmations are sent or given as specified by Rule 462(b)(2), or with respect to the Original Registration Statement, or such later time and date as shall have been consented to by the Global Coordinators; if required, the Prospectuses and any amendment or supplement thereto shall have been filed with the Commission, or shall have been filed at such later time and date as shall have been consented to by the Global Coordinators; if required, the Prospectuses or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Global Coordinators, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectuses or otherwise).

            (b) The U.S. Representatives shall have received an opinion, dated the Firm Closing Date, of Drinker Biddle & Reath LLP, United States counsel for the Company, substantially to the effect that:

            (i) this Agreement and the International Underwriting Agreement have been duly executed and delivered by the Company;

            (ii) the form of certificates for the Securities conforms to the requirements of the Nasdaq National Market;

            (iii) all of the issued shares of capital stock of the Company have been issued in compliance with all applicable United States federal securities laws; and, to the best knowledge of such counsel, no holders of securities of the Company are entitled to have such securities registered under the Registration Statement;

            (iv) the statements set forth in the Prospectuses under the headings, "Risk Factors--Income Tax Risks", "Risk Factors--Shares Eligible for Future Sale", "Management's Discussion and Analysis of Financial Condition and Plan of Operations--Taxation", "Business--Legal Proceedings", "Shares Eligible for Future Sale", "Certain Tax Considerations--Taxation of GMA, the Operating Company and the Marketing Company--United States" and "Certain Tax Considerations--Taxation of Shareholders--United States Taxation", insofar as such statements constitute a summary of provisions of United States federal law and the legal or governmental proceedings referred to therein, provide a fair summary of such legal matters and proceedings;

            (v) to the best knowledge of such counsel, (A) no legal or governmental proceedings are pending in the United States to which the Company or its Subsidiaries are parties or to which the property of the Company or its Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectuses and are not described therein, and no such proceedings have been threatened against the Company or its Subsidiaries or with respect to any of their respective properties and (B) no contract or other document is required to be described in the Registration Statement or the Prospectuses or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

            (vi) the issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement and the International Underwriting Agreement and of the Direct Securities to the Private Investors and the Affiliated Purchasers by the Company pursuant to the Direct Agreements and the issuance of Common Shares issuable upon the exercise of the Class A Warrants and Class B Warrants, the compliance by the Company with the other provisions of this Agreement, the International Underwriting Agreement, the Direct Agreements and the Class A Warrants and Class B Warrants and the consummation of the other transactions herein and therein contemplated, and the compliance by the Insurance Subsidiary with the provisions of the Reinsurance Treaties and the consummation of the transactions contemplated therein do not (A) require the consent, approval, authorization, registration or qualification of or with any United States or Pennsylvania governmental authority, except such as have been obtained, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument, known to such counsel, to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their respective properties are bound, or any United States or Pennsylvania statute or any judgment, decree, order, rule or regulation of any United States or Pennsylvania court or other United States or Pennsylvania governmental authority or any arbitrator known to such counsel and applicable to the Company or its Subsidiaries, except that enforcement of rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy;

            (vii) the Original Registration Statement, any Rule 462(b) Registration Statement and the Prospectuses, each as of their respective effective or issue dates (in each case, other than the financial statements and the notes thereto and the schedules and other financial information contained therein or omitted therefrom, as to which such counsel need express no opinion), comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder;

            (viii) no registration of the Private Securities or the Class A Warrants under the Act is required for the offer and sale of the Private Securities to the Private Investors or of the Class A Warrants to the Class A Warrant Holders by the Company, in the manner described in the Registration Statement and the Prospectuses;

            (ix) neither the Company nor either of its Subsidiaries is required to be licensed or admitted as an insurer or an insurance holding company, as applicable, in the Commonwealth of Pennsylvania in order to conduct their respective businesses as described in the Prospectuses;

            (x) no authorization of, and no filing with or notice to, any governmental or regulatory authority of the Commonwealth of Pennsylvania or the United States federal government, or any self-regulatory organization or any court or other tribunal of the Commonwealth of Pennsylvania or the United States federal government is required by either the Company or the Subsidiaries to own, lease, license and operate its properties or to conduct its business as described in the Prospectuses;

            (xi) each of the Company and its Subsidiaries has, to the fullest extent permitted by law, validly and irrevocably submitted to the jurisdiction of any federal or state court sitting in the City of New York and waived any objections that it may have to the laying of venue of any such suit, action or proceeding brought in any such court based on or arising under this Agreement or any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and has validly appointed CT Corporation System as its authorized agent to receive service of process in any such suit, action or proceeding; and the choice of the law of New York as the governing law of this Agreement would be recognized by a Pennsylvania court as a valid and effective choice of law;

            (xii) neither the Company nor its Subsidiaries are, nor will the transactions contemplated by this Agreement or the International Underwriting Agreement cause either the Company or its Subsidiaries to be required to register as an investment company under the 1940 Act or to be controlled by an investment company subject to such registration; the Insurance Subsidiary is a "foreign insurance company" within the meaning of Rule 3a-6 under the 1940 Act, and the conduct of the respective businesses of the Company and its Subsidiaries as described in the Prospectuses will qualify the Insurance Subsidiary as a "foreign insurance company" within the meaning of such Rule; Form F-N has been filed with the Commission, and such Form to the best of such counsel's knowledge accurately sets forth all information required to be included therein and complies as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder; and

            (xiii) to the best knowledge of such counsel, no relationship, direct or indirect, exists between or among the Company or its Subsidiaries on the one hand, and the directors, officers, promoters, affiliates or shareholders of the Company or its Subsidiaries on the other hand, that is required to be described in the Registration Statement or the Prospectuses which is not so described.

            Such counsel shall also state that, based solely upon a telephone conversation with a member of the staff of the Commission, the Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued and no proceedings for that purpose are pending before or, to the best knowledge of such counsel, are threatened or are contemplated by the Commission.

            Such counsel shall also state that it has been notified that the Securities have been included for trading on the Nasdaq National Market subject to official notice of issuance.

            Such counsel shall also state that any required filing of the Prospectuses, or any Term Sheet that constitutes a part thereof, pursuant to Rules 424(b) and 434 has been made in the manner and within the time periods required by such Rules.

            Such counsel shall also state that it has participated in the preparation of the Registration Statement and the Prospectuses and in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of Conyers Dill & Pearman, Bermuda and Cayman Islands counsel for the Company, representatives of Clifford Chance, United Kingdom counsel for the Company, representatives of Crills Advocates, Jersey counsel for the Company, and your representatives and your counsel at which the contents of the Registration Statement, the Prospectuses and related matters were discussed and, although such counsel has not passed upon or assumed any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses, and although such counsel has not undertaken to verify independently the accuracy or completeness of the statements in the Registration Statement and the Prospectuses and, therefore, would not necessarily have become aware of any material misstatement of fact or omission to state a material fact, on the basis of and subject to the foregoing, such counsel does not believe that either the Registration Statement or the Prospectuses (other than the financial statements and the notes or the schedules thereto and other financial information and supplemental schedules included therein or omitted therefrom, as to which such counsel need not express any opinion) contained as of its date or contains as of the date of such opinion any untrue statement of a material fact or omitted as of its date or omits as of the date of such opinion to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem proper, on the accuracy of the representations and warranties made by the parties to this Agreement, the International Underwriting Agreement and the Direct Agreements, certificates of responsible officers of the Company and public officials and statements made to such counsel in discussions with responsible officers of the Company.

            References to the Registration Statement and the Prospectuses in this paragraph (b) shall include any amendment or supplement thereto at the date of such opinion.

            (c) The U.S. Representatives shall have received an opinion, dated the Firm Closing Date, of Conyers Dill & Pearman, Bermuda and Cayman Islands counsel for the Company, substantially to the effect that:

            (i) the Company and its Subsidiaries have been duly incorporated, are validly existing and in good standing (meaning that they have not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which might make them liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda) under the laws of Bermuda;

            (ii) the Company has the necessary corporate power and authority, pursuant to its Memorandum of Association, to own and hold the issued shares in the Subsidiaries; the Insurance Subsidiary has the necessary corporate power and authority, pursuant to its Memorandum of Association, to carry on insurance and reinsurance business as described in the Prospectuses, was registered as an insurer in terms of the Insurance Act of 1978, effective August 28, 1998, and is authorized to carry on business in that capacity as described in the Prospectuses, subject to the provisions of the Insurance Act of 1978 and the regulations promulgated thereunder, and to the conditions set out in Schedule I to the Certificate of Registration, issued by the Bermuda Registrar of Companies to the Insurance Subsidiary, dated October 5, 1998, a copy of which, together with the said
            Schedule I, shall be attached to such counsel's opinion;

            (iii) the authorized share capital of the Insurance Subsidiary established under its Memorandum of Association is U.S.$120,000, divided into 120,000 shares, par value U.S.$1.00 per share; based solely on the review of the Register of Members, the Insurance Subsidiary has issued 120,000 shares, par value U.S.$1.00 per share, to the Company and all such shares have been duly authorized and validly issued, are fully paid and nonassessable (meaning that no further sums are payable with respect to the holding of shares now or in the future) and are registered in the name of the Company; the authorized share capital of the Marketing Subsidiary established under its Memorandum of Association is U.S.$_____, divided into _____ shares, par value U.S.$[1.00] per share; based solely on the review of the Register of Members, the Marketing Subsidiary has issued _____ shares, par value U.S.$[1.00] per share, to the Company and all such shares have been duly authorized and validly issued, are fully paid and nonassessable (meaning that no further sums are payable with respect to the holding of shares now or in the future) and are registered in the name of the Company;

            (iv) the authorized share capital of the Company established under its Memorandum of Association is U.S.$150,000,000, divided into 100,000,000 Common Shares, par value U.S.$1.00 per share, and 50,000,000 Preferred Shares, par value U.S.$1.00 per share; without giving effect to the issuance of Common

            Shares contemplated by this Agreement, the International Underwriting Agreement and the Direct Agreements and based solely on the review of the Register of Members, the Company has issued 12,000 Common Shares, par value U.S.$1.00 per share, to Pembroke Company Limited as nominee for Codan Trust Company Limited as trustee of the Global Purpose Trust and all such Common Shares have been duly authorized and validly issued, and are fully paid and nonassessable (meaning that no further sums are payable with respect to the holding of such Common Shares now or in the future);

            (v) the Company has the necessary corporate power and authority to enter into and perform its obligations under this Agreement, the International Underwriting Agreement, the Direct Agreements, the Class A Warrants and the Class B Warrants and to issue the Securities, the Direct Securities and the Class A Warrants; the execution and delivery of this Agreement, the International Underwriting Agreement, the Direct Agreements, the Class A Warrants and the Class B Warrants by the Company, and the performance of its obligations thereunder, do not violate, and are not subject to preemptive rights under, the Company's Memorandum of Association or Bye-Laws or any applicable law, regulation, order or decree in Bermuda;

            (vi) the Company has taken all corporate action required to authorize its execution, delivery and performance of this Agreement, the International Underwriting Agreement, the Direct Agreements, the Class A Warrants and the Class B Warrants; this Agreement, the International Underwriting Agreement, the Direct Agreements, the Class A Warrants and the Class B Warrants have been duly executed and delivered by or on behalf of the Company and constitute the valid and binding obligations of the Company in accordance with the terms thereof;

            (vii) the Securities and Direct Securities have been duly authorized, and upon issue and payment for the Securities and Direct Securities in accordance with this Agreement, the International Underwriting Agreement and the Direct Agreements, as applicable, and registration in the Register of Members of the Company, the Securities and Direct Securities will be validly issued, fully paid and nonassessable (meaning that no further sums are payable with respect to the holding of such Securities or Direct Securities now or in the future); upon issuance and payment for the Common Shares issued pursuant to the Class A Warrants and the Class B Warrants, such Common Shares will be validly issued, fully paid and nonassessable (meaning that no further sums are payable with respect to the holding of such Common Shares now or in the future); the holders of Common Shares, including the Global Purpose Trust, are not entitled to any preemptive or other rights to subscribe for shares in the capital of the Company under the Memorandum of Association or the Bye-Laws of the Company, this Agreement, the International Underwriting Agreement, the Direct Agreements, the Class A Warrants or the Class B Warrants, or any applicable law, regulation, order or decree in Bermuda;

            (viii) pursuant to Section 16 in the Companies Act 1981, the Bye-Laws of the Company and its Subsidiaries have been duly adopted by the directors and the members of the Company and its Subsidiaries, respectively, and bind the Company and its Subsidiaries and the members thereof to the same extent as if the Bye-Laws had been signed and sealed by each said member, and contained covenants on the part of each member to observe all the provisions of the Bye-Laws;

            (ix) no order, consent, approval, license, authorization or validation of or exemption by any government or public body or authority of Bermuda or any subdivision thereof is required to authorize or is required in connection with the execution, delivery, performance and enforcement of this Agreement, the International Underwriting Agreement, the Direct Agreements, the Class A Warrants and the Class B Warrants, except such as have been duly obtained in accordance with Bermuda law;

            (x) it is not necessary or desirable to ensure the enforceability in Bermuda of this Agreement, the International Underwriting Agreement, the Direct Agreements, the Class A Warrants or the Class B Warrants that they be registered in any register kept by, or filed with, any governmental authority or regulatory body in Bermuda;

            (xi) there are no Bermuda stamp, transfer or similar taxes payable in respect of the issuance and delivery of the Securities, the Direct Securities or the Class A Warrants to the Underwriters, the Private Investors, the Affiliated Purchasers or the Class A Warrant Holders (assuming that such each such Underwriter, Private Investor, Affiliated Purchaser or Class A Warrant Holder is not resident in Bermuda for exchange control purposes) pursuant to this Agreement, the International Underwriting Agreement, the Direct Agreements, the Class A Warrants or the Class B Warrants, as the case may be; this Agreement, the International Underwriting Agreement, the Direct Agreements, the Class A Warrants and the Class B Warrants will not be subject to ad valorem stamp duty in Bermuda, and no registration, documentary, recording, transfer or other similar tax, fee or charge by any Bermuda Government authority is payable in connection with the execution, delivery, filing, registration or performance of this Agreement, the International Underwriting Agreement, the Direct Agreements, the Class A Warrants and the Class B Warrants;

            (xii) the Company and its Subsidiaries have been designated as nonresident for the purposes of the Exchange Control Act, 1972 and as such are free to acquire, hold and sell foreign currency and securities; no currency exchange control laws or withholding taxes of Bermuda or elsewhere apply to the payment of dividends (a) on the Securities by the Company or (b) by the Subsidiaries to the Company, except in each case as described in or contemplated by the Prospectuses; and the Subsidiaries are not currently prohibited by any Bermuda law or governmental authority, directly or indirectly, from paying any dividends to the Company, from making any other distributions on its capital stock, from repaying to the Company any loans or advances to it from the Company or from transferring any of its property or assets to the Company, except as described or contemplated in the Prospectuses;

            (xiii) the Insurance Subsidiary has the necessary corporate power and authority to enter into and perform its obligations under the Reinsurance Treaties with ACA; the Insurance Subsidiary has taken all corporate action required to authorize its execution, delivery and performance of the Reinsurance Treaties, and the Reinsurance Treaties have been duly executed and delivered by the Insurance Subsidiary and constitute the valid and binding obligations of the Insurance Subsidiary in accordance with the terms thereof; the compliance by the Insurance Subsidiary with the provisions of the Reinsurance Treaties and the consummation of the transactions contemplated therein do not (i) require the consent, approval, authorization, registration or qualification of or with any Bermuda governmental authority, except such as have been obtained, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or any of their respective properties are bound, or the Memorandum of Association or Bye-Laws of the Company or its Subsidiaries, or any Bermuda statute or any judgment, decree, order, rule or regulation of any Bermuda court or other governmental authority or any arbitrator applicable to the Company or its Subsidiaries;

            (xiv) at the date hereof, there is no Bermuda income, corporation or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by the Company and its Subsidiaries or by any Underwriter, Private Investor, Affiliated Purchaser or Class A Warrant Holder, except where such Underwriter, Private Investor, Affiliated Purchaser or Class A Warrant Holder is ordinarily resident in Bermuda for exchange control purposes; each of the Company and its Subsidiaries has received, pursuant to the Exempted Undertakings Tax Protection Act, 1966, an assurance from the Minister of Finance of Bermuda that, in the event of there being enacted in Bermuda any legislation imposing tax computed on profits or income, or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, such tax shall not be applicable to it or to any of its operations or the shares, debentures or other obligations of it except insofar as such tax applies to persons ordinarily resident in Bermuda holding such shares, debentures or other obligations of it or any land leased or let to it, which assurance shall be in effect and apply to it until March 28, 2016;

            (xv) based solely on a search of the Register of Charges, maintained by the Registrar of Companies pursuant to Section 55 of the Companies Act 1981, conducted at 10:00 a.m. on ______, 1999, there are no registered charges registered against the Company or its Subsidiaries;

            (xvi) based solely upon a search of the Cause Book of the Supreme Court of Bermuda conducted at 10:00 a.m. on _____, 1999, there are no judgments, nor legal or governmental proceedings pending in Bermuda to which the Company or its Subsidiaries are parties;

            (xvii) the Underwriters, Private Investors, Affiliated Purchasers and Class A Warrant Holders will not be deemed to be resident (including for exchange control purposes), domiciled or carrying on business in Bermuda by reason only of the execution, performance and enforcement of this Agreement, the International Underwriting Agreement, the Direct Agreements, the Class A Warrants or the Class B Warrants, as applicable;

            (xviii) each of the Underwriters, Private Investors, Affiliated Purchasers and Class A Warrant Holders has standing to bring an action or proceedings before the appropriate courts in Bermuda for the enforcement of this Agreement, the International Underwriting Agreement, the Direct Agreements, the Class A Warrants or the Class B Warrants, as applicable; it is not necessary or advisable in order for any such Underwriter, Private Investor, Affiliated Purchaser or Class A Warrant Holder to enforce its rights under this Agreement, the International Underwriting Agreement, the Direct Agreements, the Class A Warrants or the Class B Warrants, as applicable, including the exercise of remedies thereunder, that it be licensed, qualified or otherwise entitled to carry on business in Bermuda;

            (xix) the statements set forth under the heading "Description of Capital Stock" in the Prospectuses, insofar as such statements purport to summarize certain provisions of the capital stock of the Company, the Class A Warrants and the Class B Warrants provide a fair summary of such provisions, and the statements set forth under the headings "Enforceability of Civil Liabilities Under United States Federal Securities Laws", "Risk Factors--Dependence on Key Employees", "Risk Factors--Regulation; Restrictions on Insurance and Reinsurance Operations--Bermuda", "Risk Factors--Income Tax Risks--Bermuda Taxes", "Risk Factors--Limitations on Ownership, Transfers and Voting Rights", "Risk Factors--Holding Company Structure", "Risk Factors--Foreign Corporation, Service of Process and Enforcement of Judgments", "Management's Discussion and Analysis of Financial Condition and Plan of Operations--Taxation", "Business--Regulation--Bermuda", "Description of Capital Stock", "Certain Tax Considerations--Taxation of GMA, the Operating Company and the Marketing Company--Bermuda" and "Certain Tax

            Considerations--Taxation of Shareholders--Bermuda Taxation" in the Prospectuses, insofar as such statements constitute a summary of provisions of Bermuda law or the Company's Memorandum of Association and Bye-Laws, provide a fair summary of such legal matters or the Memorandum of Association and Bye-Laws;

            (xx) each of the Company and its Subsidiaries has validly and irrevocably submitted to the nonexclusive jurisdiction of any federal or state court sitting in the City of New York, has validly and irrevocably waived, to the fullest extent permitted by law, any objections that it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court based on or arising under this Agreement or the International Underwriting Agreement or any claims that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, and has validly appointed CT Corporation System as its authorized agent to receive service of process in any such suit, action or proceeding; and the choice of the law of New York as the governing law of this Agreement is a valid and effective choice of law;

            (xxi) the courts of Bermuda would recognize as a valid judgment, a final and conclusive judgment in personam obtained in any federal or state court sitting in the State of New York against the Company based upon this Agreement, the International Underwriting Agreement, the Direct Agreements, the Class A Warrants or the Class B Warrants under which a sum of money is payable (other than a sum of money payable in respect of multiple damages, taxes or other charges of a like nature or in respect of a fine or other penalty) and would give a judgment based thereon provided that (a) such courts had proper jurisdiction over the parties subject to such judgment, (b) such courts did not contravene the rules of natural justice of Bermuda,
            (c) such judgment was not obtained by fraud, (d) the enforcement of the judgment would not be contrary to the public policy of Bermuda,
            (e) no new admissible evidence relevant to the action is submitted prior to the rendering of the judgment by the courts of Bermuda and
            (f) the due compliance with the correct procedures under the laws of Bermuda; and

            (xxii) the restrictions on transfer of the Common Shares and the requirements for compulsory sale or surrender of the Common Shares provided in the Company's Bye-Laws are valid and enforceable under Bermuda law.

            In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem proper, on certificates of responsible officers of the Company and public officials.

            References to the Registration Statement and the Prospectuses in this paragraph (c) shall include any amendment or supplement thereto at the date of such opinion.

            (d) The U.S. Representatives shall have received an opinion, dated the Firm Closing Date, of Kathleen G. Cully, General Counsel for American Capital Access Holdings, L.L.C. ("ACA LLC") and ACA, substantially to the effect that:

            (i) ACA has full power (corporate and otherwise) to enter into the Reinsurance Treaties with the Insurance Subsidiary and to carry out all the terms and provisions thereof to be carried out by it;

            (ii) the execution and delivery of the Reinsurance Treaties have been duly authorized by ACA, and the Reinsurance Treaties have been duly executed and delivered by ACA and are the valid and binding agreements of ACA, enforceable against ACA in accordance with their terms, subject to any applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

            (iii) the compliance by ACA with the provisions of the Reinsurance Treaties and the consummation of the transactions contemplated therein do not (i) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, or (ii) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which ACA or any of its affiliates is a party or by which ACA LLC, ACA or any of their affiliates or any of their respective properties are bound, or the Articles of Incorporation, By-Laws or similar organizational documents of ACA LLC, ACA or any of their affiliates, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to ACA LLC, ACA or any of their affiliates;

            (iv) each of ACA LLC and ACA has full power (corporate and otherwise) to enter into the letter agreements of even date herewith among ACA LLC, ACA and Merrill Lynch International and Prudential-Bache Securities (U.K.) Inc., as Lead Managers and as representatives of the International Managers, and among ACA LLC, ACA, and Merrill Lynch, Pierce, Fenner & Smith Incorporated and Prudential Securities Incorporated, as U.S. Representatives and as representatives of the U.S. Underwriters (collectively, the "ACA Letter Agreements"), and to carry out all the respective terms and provisions thereof to be carried out by it;

            (v) the execution and delivery of the ACA Letter Agreements have been duly authorized by ACA LLC and ACA, and the ACA Letter Agreements have been duly executed and delivered by ACA LLC and ACA and are the valid and binding agreements of ACA LLC and ACA, enforceable against ACA LLC and ACA in accordance with their respective terms, subject to any applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), except that enforcement of rights to indemnity and contribution thereunder may be limited by Federal or state securities laws or principles of public policy; and

            (vi) ACA is duly licensed or authorized as an insurer in all fifty states of the United States, the District of Columbia and the territories of Guam, the United States Virgin Islands and Puerto Rico.

            Such counsel shall also state that it has participated in the preparation of the Registration Statement and the Prospectuses and in conferences with officers and other representatives of the Company, representatives of Conyers Dill & Pearman, Bermuda and Cayman Islands counsel for the Company, representatives of Clifford Chance, United Kingdom counsel to the Company, representatives of Crills Advocates, Jersey counsel for the Company, representatives of the independent public accountants for the Company, and your representatives and your counsel at which the contents of the Registration Statement, the Prospectuses and related matters were discussed and, although such counsel has not passed upon or assumed any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses, and although such counsel has not undertaken to verify independently the accuracy or completeness of the statements in the Registration Statement and the Prospectuses and, therefore, would not necessarily have become aware of any material misstatement of fact or omission to state a material fact, on the basis of and subject to the foregoing, such counsel does not believe that the statements set forth with respect to ACA LLC or ACA in either the Registration Statement or the Prospectuses under the captions "Prospectus Summary--Reinsurance Treaties with ACA" (second paragraph only), "Business--ACA Financial Guaranty Corporation" and, insofar as may relate to the regulatory status or operations of ACA LLC or ACA, "Prospectus Summary--Reinsurance Treaties with ACA" (first paragraph) and "Business--Reinsurance Treaties with ACA" (other than the financial information therein or omitted therefrom, as to which such counsel need not express any opinion) contained as of its date or contains as of the date of such opinion any untrue statement of a material fact or omitted as of its date or omits as of the date of such opinion to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deem proper, on the accuracy of the representations and warranties made by the parties to this Agreement and the International Underwriting Agreement and certificates of responsible officers of the Company, ACA LLC, ACA and public officials.

            References to the Registration Statement and the Prospectuses in this paragraph (d) shall include any amendment or supplement thereto at the date of such opinion.

            (e) The U.S. Representatives shall have received an opinion, dated the Firm Closing Date, of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York, counsel for the U.S. Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement and the Prospectuses, and such other related matters as the U.S. Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

            (f) The U.S. Representatives shall have received from KPMG Peat Marwick a letter or letters dated, respectively, the date hereof and the Firm Closing Date, in form and substance satisfactory to the U.S. Representatives, to the effect that:

            (i) they are independent accountants with respect to the Company and its Subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder;

            (ii) in their opinion, the audited consolidated financial statements examined by them and included in the Registration Statement and the Prospectuses comply in form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

            (iii) on the basis of a reading of the unaudited pro forma consolidated balance sheet included in the Registration Statement and the Prospectuses, carrying out certain specified procedures that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iii), inquiries of certain officials of the Company and its Subsidiaries who have responsibility for financial and accounting matters and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma consolidated condensed financial statements, nothing came to their attention that caused them to believe that the unaudited pro forma consolidated balance sheet does not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such balance sheet;

            (iv) on the basis of carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (iv), a reading of the minute books of the shareholders, the board of directors and any committees thereof of the Company and its Subsidiaries, and inquiries of certain officials of the Company and its Subsidiaries who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that at a specific date not more than five business days prior to the date of such letter, there were any changes in the capital stock or long-term debt of the Company and the Insurance Subsidiary or any decreases in net current assets or stockholders' equity of the Company and the Insurance Subsidiary, in each case compared with amounts shown on the December 31, 1998 audited consolidated balance sheet included in the Registration Statement and the Prospectuses, except in all instances for changes, decreases or increases set forth in such letter; and

            (v) they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and its Subsidiaries and are included in the Registration Statement and the Prospectuses under the captions "Prospectus Summary", "Capitalization", "Risk Factors", "Dilution", "Unaudited Pro Forma Consolidated Balance Sheet", "Management", "Principal Stockholders", "Certain Relationships and Related Party Transactions" and "Description of Capital Stock", and have compared such amounts, percentages and financial information with such records of the Company and its Subsidiaries and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

            In the event that the letters referred to above set forth any such changes, decreases or increases, it shall be a further condition to the obligations of the U.S. Underwriters that (A) such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the U.S. Representatives deem such explanation unnecessary, and (B) such changes, decreases or increases do not, in the sole judgment of the U.S. Representatives, make it impractical or inadvisable to proceed with the purchase and delivery of the U.S. Securities as contemplated by the Registration Statement, as amended as of the date hereof.

            References to the Registration Statement and the Prospectuses in this paragraph (f) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

            (g) The U.S. Representatives shall have received a certificate, dated the Firm Closing Date, of the Chief Executive Officer and the Chief Financial Officer of the Company (in his or her capacity as an officer of the Company and without personal liability) to the effect that:

            (i) the representations and warranties of the Company in this Agreement are true and correct as if made on and as of the Firm Closing Date; the Registration Statement, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectuses, as amended or supplemented as of the Firm Closing Date, do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part required by this

            Agreement and the International Underwriting Agreement to be performed or satisfied at or prior to the Firm Closing Date;

            (ii) no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of the Company's knowledge, are contemplated by the Commission; and

            (iii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectuses, neither the Company nor either of its Subsidiaries has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, business prospects, net worth or results of operations of the Company or its Subsidiaries, except in each case as described in or contemplated by the Prospectuses (exclusive of any amendment or supplement thereto).

            (h) The U.S. Representatives shall have received from each of the Sponsor-Affiliated Purchasers, each of the Affiliated Purchasers, each of the Class A Warrant Holders and each person who is a director or officer of the Company or who owns any outstanding Common Shares or any securities convertible into, or exchangeable or exercisable for, any Common Shares, including, without limitation, the Class A Warrants and the Class B Warrants, an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of Merrill Lynch and Prudential Securities Incorporated, on behalf of the U.S. Underwriters, offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer to sell, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company for a period of one year after the date of this Agreement.

            (i) The U.S. Representatives shall have received from each of the Strategic Investors that purchases Strategic Securities and Class B Warrants an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of Merrill Lynch and Prudential Securities Incorporated, on behalf of the U.S. Underwriters, and the Company, offer, sell, offer to sell, contract to sell, transfer, assign, pledge, hypothecate, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer to sell, contract of sale, transfer, assignment, pledge, hypothecation, grant of any option to purchase or other sale or disposition) of any Common Shares or other capital stock of the Company or any securities convertible into, or exercisable or exchangeable for, any Common Shares or other capital stock of the Company for a period of nine months after the date of this Agreement.

            (j) Prior to the commencement of the offering of the Securities, the Securities shall have been included for trading on the Nasdaq National Market subject to official notice of issuance.

            (k) The Strategic Investors shall have purchased Common Shares and Class B Warrants pursuant to certain of the Direct Agreements with an aggregate purchase price of at least $50.0 million.

            (l) Contemporaneously with the purchase by the U.S. Underwriters of the Firm U.S. Securities under this Agreement, the International Managers shall have purchased the Firm International Securities under the International Underwriting Agreement.

            (m) The U.S. Representatives shall have received from PricewaterhouseCoopers LLP a letter or letters dated, respectively, the date hereof and the Firm Closing Date, in form and substance satisfactory to the U.S. Representatives, to the effect that:

            (i) they are independent accountants with respect to ACA LLC and its consolidated subsidiaries within the meaning of the Act and the applicable rules and regulations thereunder;

            (ii) on the basis of a reading of the amounts for premiums, admitted assets, total liabilities and total surplus as regards policyholders as of and for the year ended December 31, 1998 included in the Registration Statement and the Prospectuses and of the audited consolidated financial statements of ACA LLC and its consolidated subsidiaries as of and for the year ended December 31, 1998 from which such amounts are derived, carrying out certain specified procedures (which do not constitute an examination made in accordance with generally accepted auditing standards) that would not necessarily reveal matters of significance with respect to the comments set forth in this paragraph (ii), a reading of the minute books of the shareholders, the board of directors and any committees thereof of ACA LLC and its consolidated subsidiaries, and inquiries of certain officials of ACA LLC and its consolidated subsidiaries who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that the amounts for premiums, admitted assets, total liabilities and total surplus as regards policyholders included in the Registration Statement and the Prospectuses do not agree with the amounts set forth in the audited consolidated financial statements as of and for the year ended December 31, 1998 of ACA LLC and its consolidated subsidiaries; and

            (iii) they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of ACA LLC and its consolidated subsidiaries and are included in the Registration Statement and the Prospectuses under the captions "Prospectus Summary--Reinsurance Treaties with ACA", "Business--Reinsurance Treaties with ACA" and "Business--ACA Financial

            Guaranty Corporation" and have compared such amounts, percentages and financial information with such records of ACA LLC and its consolidated subsidiaries and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

            References to the Registration Statement and the Prospectuses in this paragraph (m) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

            (n) The U.S. Representatives shall have received a certificate, dated the Firm Closing Date, of the Chief Executive Officer and the Chief Financial Officer of ACA LLC and ACA (in his or her capacity as an officer of such entities and without personal liability) to the effect that:

            (i) the representations and warranties of ACA LLC and ACA in the ACA Letter Agreements are true and correct as if made on and as of the Firm Closing Date; the statements set forth in the Registration Statement, as amended as of the Firm Closing Date, under the captions "Prospectus Summary--Reinsurance Treaties with ACA" (second paragraph only), "Business--ACA Financial Guaranty Corporation" and, insofar as may relate to the regulatory status or operations of ACA, "Prospectus Summary--Reinsurance Treaties with ACA" (first paragraph) and "Business--Reinsurance Treaties with ACA" do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein with respect to ACA LLC or ACA not misleading, and the statements set forth in the Prospectuses, as amended or supplemented as of the Firm Closing Date, under the captions "Prospectus Summary--Reinsurance Treaties with ACA" (second paragraph only), "Business--ACA Financial Guaranty Corporation" and, insofar as may relate to the regulatory status or operations of ACA LLC or ACA, "Prospectus Summary--Reinsurance Treaties with ACA" (first paragraph) and "Business--Reinsurance Treaties with ACA" do not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein with respect to ACA LLC or ACA, in the light of the circumstances under which they were made, not misleading; and each of ACA LLC and ACA has performed all covenants and agreements on its part to be performed at or prior to the Firm Closing Date pursuant to the ACA Letter Agreements; and

            (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectuses, neither ACA LLC nor its subsidiaries, including ACA, has sustained any material loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, and there has not been any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), management, business prospects, net worth or results of operations of ACA LLC or its subsidiaries, including ACA, except in each case as described in or contemplated by the Prospectuses (exclusive of any amendment or supplement thereto).

            (o) ACA LLC and ACA shall have entered into the ACA Letter Agreements with, respectively, each of the U.S. Representatives, as representatives of the U.S. Underwriters, and the Lead Managers, as representatives of the International Managers, and the representations and warranties of ACA LLC and ACA contained in the ACA Letter Agreements and the statements of ACA LLC's and ACA's officers made pursuant to the provisions hereof shall be, as determined in the sole discretion of the U.S. Representatives, accurate as of the date hereof and as of the Firm Closing Date, as if made on and as of the Firm Closing Date, and each of ACA LLC and ACA shall have performed, as determined in the sole discretion of the U.S. Representatives, its covenants and agreements pursuant to the ACA Letter Agreements.

            (p) On or before the Firm Closing Date, the U.S. Representatives and counsel for the U.S. Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company.

            All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the U.S. Representatives and counsel for the U.S. Underwriters. The Company shall furnish to the U.S. Representatives such conformed copies of such opinions, certificates, letters and documents in such quantities as the U.S. Representatives and counsel for the U.S. Underwriters shall reasonably request.

            The respective obligations of the several U.S. Underwriters to purchase and pay for any U.S. Option Securities shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm U.S. Securities, except that all references to the Firm U.S. Securities and the Firm Closing Date shall be deemed to refer to such U.S. Option Securities and the related Option Closing Date, respectively.

            SECTION 6. Indemnification. (a) The Company agrees to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement made by the Company in Section 1 of this Agreement;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

            (iv) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch and Prudential Securities Incorporated), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under
            (i), (ii) or (iii) above; and


            (v) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials based upon information provided by the Company, ACA LLC or ACA used in connection with the marketing of the Securities, including without limitation, slides, videos, films and tape recordings;



provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the U.S. Prospectus (or any amendment or supplement thereto); and provided, further, that the Company will not be liable to any U.S. Underwriter with respect to any preliminary prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such U.S. Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such U.S. Underwriter failed to send or give, at or prior to the Closing Date, a copy of the Final Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date to allow for distribution by the Closing Date) to the U.S. Underwriter and the loss, liability, claim, damage or expense of such U.S. Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from any preliminary prospectus which was corrected in the Final Prospectus as, if applicable, amended or supplemented prior to the Closing Date and such Final Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) the giving or sending of such Final Prospectus by the Closing Date to the party or parties asserting such loss, liability, claim, damage or expense would have constituted the sole defense to the claim asserted by such person.


            (b) Each U.S. Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any Preliminary U.S. Prospectus or the U.S. Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the U.S. Prospectus (or any amendment or supplement thereto).

            (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch and Prudential Securities Incorporated and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

            SECTION 7. Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause
(i) above but also the relative fault of the Company on the one hand and of the U.S. Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits received by the Company on the one hand and the U.S. Underwriters on the other hand in connection with the offering of the U.S. Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the U.S. Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the U.S. Underwriters, in each case as set forth on the cover of the U.S. Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the U.S. Securities as set forth on such cover.

            The relative fault of the Company on the one hand and the U.S. Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the U.S. Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the U.S. Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 7, no U.S. Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such U.S. Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 7, each person, if any, who controls a U.S. Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such U.S. Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The U.S. Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Firm U.S. Securities set forth opposite their respective names in Schedule A hereto and not joint.

            SECTION 8. Representations, Warranties and Agreements to Survive Delivery. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the several U.S. Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, any U.S. Underwriter or any controlling person referred to in Section 6 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 4, 6 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

            SECTION 9. Termination of Agreement. (a) The U.S. Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Firm Closing Date (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the

Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the U.S. Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of ACA LLC and ACA considered as one enterprise, whether or not arising in the ordinary course of business, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the U.S. Representatives, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iv) if trading in any securities of the Company has been suspended or materially limited by the Commission or the Nasdaq National Market, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (v) if a banking moratorium has been declared by either Federal, New York or Bermuda authorities.

            If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

            SECTION 10. Default by One or More of the U.S. Underwriters. If one or more U.S. Underwriters default in their obligations to purchase Firm U.S. Securities or U.S. Option Securities hereunder and the aggregate number of such Securities that such defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Firm U.S. Securities or U.S. Option Securities to be purchased by all of the U.S. Underwriters at such time hereunder, the other U.S. Underwriters may make arrangements satisfactory to the U.S. Representatives for the purchase of such Securities by other persons (who may include one or more of the non-defaulting U.S. Underwriters, including the U.S. Representatives), but if no such arrangements are made by the Firm Closing Date or the related Option Closing Date, as the case may be, the other U.S. Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm U.S. Securities or U.S. Option Securities that such defaulting U.S. Underwriter or U.S. Underwriters agreed but failed to purchase. If one or more U.S. Underwriters so default with respect to an aggregate number of Securities that is more than ten percent of the aggregate number of Firm U.S. Securities or U.S. Option Securities, as the case may be, to be purchased by all of the U.S. Underwriters at such time hereunder, and if arrangements satisfactory to the U.S. Representatives are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the non-defaulting U.S. Underwriters, including the U.S. Representatives) of the Securities with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting U.S. Underwriter or the Company other than as provided in Section 8 hereof. In the event of any default by one or more U.S. Underwriters as described in this Section 10, the U.S. Representatives shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, established as provided in Section 2 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm U.S. Securities or U.S. Option Securities, as the case may be. As used in this Agreement, the term "U.S. Underwriter" includes any person substituted for an U.S. Underwriter under this Section 10. Nothing herein shall relieve any defaulting U.S. Underwriter from liability for its default.

            SECTION 11. Notices. All communications hereunder shall be in writing and, if sent to any of the U.S. Underwriters, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Merrill Lynch, Pierce, Fenner & Smith Incorporated, North Tower, World Financial Center, 250 Vesey Street, New York, New York 10281-1201, and Prudential Securities Incorporated, One New York Plaza, New York, New York 10292, Attention: Equity Transactions Group; and if sent to the Company, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at Cumberland House, 1 Victoria Street, Hamilton, HM AX, Bermuda.

            SECTION 12. Information Supplied by the U.S. Underwriters. The statements set forth in the last paragraph on the front cover page, the stabilization legend on the inside cover page and under the heading "Underwriting" (to the extent such statements relate to the U.S. Underwriters) or under the heading "Business--Investment Managers" (to the extent such statements describe the relationship between Merrill Lynch Asset Management, L.P. and Merrill Lynch & Co., Inc., and between The Prudential Investment Corporation and The Prudential Insurance Company of America) in any U.S. Preliminary Prospectus or the U.S. Prospectus constitute the only information furnished by any U.S. Underwriter through the U.S. Representatives to the Company for the purposes of Sections 1(b), 6 and 7 hereof. The U.S. Underwriters confirm that such statements (to such extent) are correct.

            SECTION 13. Parties. This Agreement shall inure to the benefit of and shall be binding upon the several U.S. Underwriters, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Company contained in Sections 6 and 7 of this Agreement shall also be for the benefit of any person or persons who control any U.S. Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the U.S. Underwriters contained in Sections 6 and 7 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from any U.S. Underwriter shall be deemed a successor because of such purchase.

            SECTION 14. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

            SECTION 15. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

            SECTION 16. Consent to Jurisdiction and Service of Process. All judicial proceedings arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of New York, and by execution and delivery of this Agreement, the Company irrevocably accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and irrevocably waives any defense of forum non conveniens and irrevocably agrees to be bound by any final judgment rendered thereby in connection with this Agreement. The Company designates and appoints CT Corporation System, 1633 Broadway, New York, New York, and such other persons as may hereafter be selected by the Company irrevocably agreeing in writing to so serve, as its agent to receive on its behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Company to be effective and binding service in every respect. A copy of any such process so served shall be mailed by registered mail to the Company at its address provided in Section 11 hereof; provided, however, that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by the Company refuses to accept service, the Company hereby agrees that service of process sufficient for personal jurisdiction in any action against the Company in the State of New York may be made by registered or certified mail, return receipt requested, to the Company at its address provided in Section 11 hereof, and the Company hereby acknowledges that such service shall be effective and binding in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of any U.S. Underwriter to bring proceedings against the Company in the courts of any other jurisdiction.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the U.S. Underwriters and the Company in accordance with its terms.

                                      Very truly yours,

                                      GLOBAL MARKETS ACCESS LTD.

                                       By
                                          --------------------------------------
                                          Donald J. Matthews
                                          President and Chief Executive Officer

CONFIRMED AND ACCEPTED,
    as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
            INCORPORATED
PRUDENTIAL SECURITIES INCORPORATED
BEAR, STEARNS & CO. INC.
ING BARING FURMAN SELZ LLC
SALOMON SMITH BARNEY INC.
WARBURG DILLON READ LLC

By MERRILL LYNCH, PIERCE, FENNER & SMITH
               INCORPORATED

By
   ---------------------------------------
   Name: Antonio Ursano, Jr.
   Title:  Director


By PRUDENTIAL SECURITIES INCORPORATED

By
   ---------------------------------------
   Name: Jean-Claude Canfin
   Title:  Managing Director

For themselves and as U.S. Representatives of the several
U.S. Underwriters named in Schedule A hereto.

                                                                Draft of 3/18/99

                                   SCHEDULE A

                                                 Number of Firm
                                                 U.S. Securities
                                                 to
Name of U.S. Underwriter                         Be Purchased
------------------------                         ------------
Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated...........
Prudential Securities Incorporated..........
Bear, Stearns & Co. Inc.....................
ING Baring Furman Selz LLC..................
Salomon Smith Barney Inc....................
Warburg Dillon Read LLC.....................

                                                     --------

        Total...........................             ========

                      GLOBAL MARKETS ACCESS LTD. LETTERHEAD

March __, 1999

Merrill Lynch, Pierce, Fenner & Smith
           Incorporated
Merrill Lynch World Headquarters
World Financial Center, North Tower
New York, New York 10281-1301

      Re: Global Markets Access Ltd. Reserved Share Program

Ladies and Gentlemen:

            Reference is made to the U.S. Purchase Agreement dated March __, 1999 (the "Purchase Agreement") between Global Markets Access Ltd. (the "Company") and the U.S. Underwriters listed in Schedule A to the Purchase Agreement. All capitalized terms used but not otherwise defined herein shall have the meanings given them in the Purchase Agreement.

            As part of the offerings contemplated by the Purchase Agreement, Merrill, Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") has agreed to reserve out of the Common Shares, par value $1.00 per share, of the Company (the "Common Shares") set forth opposite its name on Schedule A to the Purchase Agreement, up to an aggregate of 1,000,000 Common Shares for sale to certain directors, officers, employees and other persons associated with the Company or with any director, officer or employee ("Invitees"), as set forth in the Prospectus under the heading "Underwriting" (the "Reserved Share Program"). The Common Shares to be sold by Merrill Lynch pursuant to the Reserved Share Program (the "Reserved Shares") will be sold by Merrill Lynch pursuant to the Purchase Agreement at the public offering price. Any Reserved Shares not orally confirmed for purchase by such Invitees by the end of the first business day after the date of the Purchase Agreement will be offered directly to the public by Merrill Lynch as set forth in the Prospectus.

            In order to induce Merrill Lynch to conduct the Reserved Share Program, and in addition to and without limiting the representations, warranties, covenants and agreements of the Company contained in the Purchase Agreement, the Company hereby agrees with Merrill Lynch as follows:

            1. The Company represents and warrants to Merrill Lynch that (i) the Registration Statement, the Prospectus and the Preliminary Prospectus comply, and any further amendments or supplements thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and on the Firm Closing Date, complied or will comply, in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Registration Statement, Prospectus or Preliminary Prospectus, as amended or supplemented, if applicable, have been authorized by the Company to be distributed in connection with the Reserved Share Program, and that (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Reserved Shares have been authorized by the Company to be offered or sold outside the United States in connection with the Reserved Share Program.

            2. The Company covenants with Merrill Lynch that the Company will comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Reserved Shares have been authorized by the Company to be offered or sold in connection with the Reserved Share Program.

            3. In connection with the Reserved Share Program, the Company hereby agrees that it will use its best efforts to ensure that purchasers of Reserved Shares that are required to be restricted by the National Association of Securities Dealers, Inc. (the "NASD") or the NASD rules will be so restricted from the sale, transfer, assignment, pledge or hypothecation of the Reserved Shares for a period of three months following the date of the Purchase Agreement. Merrill Lynch will notify the Company in writing as to which persons will need to be so restricted. Upon such notification, the Company will direct the transfer agent to place a stop transfer restriction upon such Reserved Shares held by such persons for the applicable period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Shares, the Company agrees to reimburse the U.S. Underwriters for any reasonable expenses (including, without limitation, legal expenses) they incur in connection with such release.

            4. The Company will pay all costs and expenses of the U.S. Underwriters, including the reasonable fees and expenses of Merrill Lynch's counsel, in connection with matters related to the Reserved Share Program and all stamp duties, similar taxes or duties or other taxes, if any, incurred by the U.S. Underwriters in connection with the Reserved Share Program.

            5. (a) In connection with the Reserved Share Program, the Company agrees, promptly upon a request in writing in the case of (ii) below, to indemnify and hold harmless each U.S. Underwriter and each person, if any, who controls any U.S. Underwriter within the meaning of Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement made by the Company in Section 1 of this Agreement;

                  (ii) from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of those Invitees purchasing in the Reserved Share Program to pay for and accept delivery of Reserved Shares which, by the end of the first business day following the date of the Purchase Agreement, were the subject of a properly confirmed oral agreement to purchase;

                  (iii) against any and all loss, liability, claim, damage,
            fine, penalty and expense, whatsoever, as incurred, arising out of
            (A) the violation of any applicable laws or regulations of foreign jurisdictions or foreign regulatory bodies in connection with any offer and/or sale of Reserved Shares and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in foreign jurisdictions in connection with the reservation and sale of the Reserved Shares to certain directors, officers, employees and other persons associated with the Company or with any director, officer or employee or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectuses or preliminary prospectuses, not misleading;

                  (iv) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 5(a)(iii)(A) hereof; provided that (subject to Section 5(c) hereof) any such settlement is effected with the written consent of the Company; and

                  (v) against any and all expense whatsoever, as incurred
            (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 5(a)(iii)(A) hereof, to the extent that any such expense is not paid under (i), (ii),
            (iii) or (iv) above.

            (b) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected by Merrill Lynch. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 or Section 6 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (c) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 5(a)(iv) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

            6. If the indemnification provided for in Section 5 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then the parties hereto shall be bound by the terms and provisions of "Section 7. Contribution" in the Purchase Agreement, as if such terms and provisions related to such losses, liabilities, claims, damages and expenses, but in addition to the statements and omissions or alleged statements and omissions referred to in such Section 7 of the Purchase Agreement resulting in such losses, liabilities, claims, damages or expenses, such terms and provisions shall take into consideration any violation of the nature referred to in Section 5(a)(iii)(A) hereof resulting in such losses, liabilities, claims, damages or expenses.

            7. This Agreement is for the benefit of Merrill Lynch and each of the U.S. Underwriters and is enforceable to the same extent as if fully set forth in the Purchase Agreement.

            8. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

            9. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

                                       Very truly yours,

                                       GLOBAL MARKETS ACCESS LTD.


                                       By:
                                           -----------------------------
                                           Name:
                                           Title:

Accepted as of the date hereof:

Merrill Lynch, Pierce, Fenner & Smith
            Incorporated


By:
    ---------------------------------
    Name:
    Title: